Exhibit 19.3

Policy Name: Section 16 Insider Policy

Policy Type: Enterprise1

1. General Policy Statement
Directors and officers of publicly traded companies have a duty not to unfairly use Material Non-Public Information (MNPI) for personal gain. This policy supports requirements under Section 16 of the Securities Exchange Act of 1934 (Securities Exchange Act).

2. Scope
This policy applies to non-management directors on the Company’s board of directors and to employees of the Company or its affiliates who are notified that they have been designated as “officers” who are subject to Section 16 of the Securities Exchange Act.

3. Resources to Get Help and Ask Questions
Please email StockPlanAdmin@mckesson.com with any questions about this policy.

4. Foundational Policy Requirements
✓You must obtain approval from the Company’s securities legal counsel before engaging in any transaction or transfer of ownership[1] relating to Company Securities, including bona fide gifts, even during a Trading Window Period.
✓Your changes in ownership in Company Securities generally must be reported to the Securities and Exchange Commission within 2 business days.
✓You are prohibited from engaging in transactions as described in the “Prohibited Transactions” section of the Section 16 Insider Procedure.

1 For purposes of the reporting and other requirements under Section 16 of the Securities Exchange Act and under this policy, a Section 16 Insider may be deemed to be the beneficial owner of Company Securities held by certain of the Section 16 Insider’s family members or any corporation, limited liability company, partnership, or trust that the Section 16 Insider influences or controls. Questions regarding “beneficial ownership” of Company Securities under Section 16 of the Securities Exchange Act and under this policy should be directed to the Company’s securities legal counsel.

5. Key Points to Remember
•This policy supplements the Insider Trading Policy and Designated Insider Policy and applies additional requirements. Please refer to those policies and related procedures.
•Section 16 Insiders are subject to special securities laws and Company policies that are intended to deter misuse of MNPI for personal benefit.
•Transactions and changes in ownership in Company Securities by Section 16 Insiders are subject to additional transparency and scrutiny by securities law enforcers, market regulators and investors.
•Certain types of transactions and changes in ownership involving Company Securities may create the appearance of impropriety.
•Please refer to the Section 16 Insider Procedure for additional information about complying with this policy.

6. Penalties for Noncompliance
Section 16 of the Securities Exchange Act imposes compliance requirements on you personally and your failure to comply with the Insider Trading Policy Framework, Insider Trading Laws, and other securities laws could result in:
•Civil liability and sanctions;
•Recoupment of trading gains or avoided losses; and/or
•Disciplinary action by the Company up to and including termination of employment.

7. Exceptions
There are no exceptions to this policy, such as for small transactions, routine transactions or transactions that may seem necessary or justifiable for reasons independent of your awareness of MNPI (such as the need to raise money for an emergency expenditure).

8. Definitions

Company	McKesson Corporation
Insider Trading Policy Framework	Includes the: Code of Conduct; Insider Trading Policy; Designated Insider Policy; Section 16 Insider Policy; Pre-Arranged Trading Plan Policy; and their related procedures. It also includes the Share Repurchase and Sale Policy applicable to the Company itself.
Insider Trading Laws	Federal, state and foreign securities laws that prohibit persons who are aware of MNPI about any company from (i) trading in Securities of that company or (ii) providing MNPI or recommendations based on MNPI to persons who trade Securities based on that information
Material Information	Information that a reasonable investor likely would consider important in deciding to buy, hold or sell Securities.
Material Non-Public Information (MNPI)	Material Information that has not been Publicly Disclosed.

Publicly Disclosed	The subject company has disclosed all of the Material Information about a topic using methods that are reasonably designed to provide broad, non-exclusionary distribution of the information to the public, and sufficient time has elapsed after disclosure for that information to be broadly disseminated to Securities market participants (generally allowing at least one trading day). Refer to the Fair Disclosure Policy for examples of disclosure methods.
Section 16 Insider	Each non-management director on the Company’s board of directors, and any employee of the Company or any of its business reporting segments, business units and direct and indirect subsidiaries (“affiliates”) who is notified that they have been designated as an “officer” who is subject to Section 16 of the Securities Exchange Act.
Securities	Any type of securities that any company issues, such as common stock, preferred stock, options to purchase stock, convertible debentures and warrants, and any type of derivative securities related to a company’s securities, such as exchange-traded put or call options or swaps, whether or not issued by that company. This term is not limited to Securities related to the Company.
Trading Window Period
A period made available by the Company (also called a trading window or a window period) that generally will:
•Open upon the start of the New York Stock Exchange (NYSE) core trading session (normal start is 9:30 AM EST) immediately following the earlier of (i) the completion of one (whole or shortened) NYSE core trading session after the Company has Publicly Disclosed its quarterly earnings, or (ii) the passage of 24 hours after the Company has Publicly Disclosed its quarterly earnings; and
•Close on the 15th day of the final month of the fiscal quarter, or if that date is not a NYSE regular trading day, then close on the immediately prior NYSE regular trading day.

9. Resources and Related Policies and Procedures
•Designated Insider Policy •Fair Disclosure Policy •Insider Trading Policy •Pre-Arranged Trading Plan Policy •Section 16 Insider Procedure •Stock Ownership Policy

Executive Sponsor	Michele Lau
Policy Owner	Kirsten Jensen
Enterprise Function	General Counsel Organization
Subcategory	Law Department
Associated Risk & Tier	Regulatory Compliance
Effective Date	June 5, 2023
Last Review Date	May 2, 2024
Last Revision Date	May 2, 2024

Procedure Name: Section 16 Insider Procedure

Procedure Type: Enterprise1

1. Purpose
This procedure supplements the Section 16 Insider Policy.

2. Scope
This procedure applies to non-management directors on the Company’s board of directors and to employees of the Company or its affiliates who are notified that they have been designated as “officers” who are subject to Section 16 of the Securities Exchange Act of 1934 (Securities Exchange Act).

3. Resources to Get Help and Ask Questions
Please email StockPlanAdmin@mckesson.com with any questions about this procedure.

4. Procedure Requirements

4.1 Trading Pre-Clearance and Window Periods
•To assist you in complying with this procedure and the securities laws, your transactions and changes in ownership[1] involving Company Securities, including bona fide gifts, must be approved in advance by the Company’s securities legal counsel.
•Your transactions and changes in ownership involving Company Securities must also occur during Trading Window Periods as described in the Designated Insider Procedure.
•Section 16 Insiders are subject to the Company’s Stock Ownership Policy and any trading requests should ensure that you remain in compliance with that policy.

4.2 Pre-Arranged Trading Plans
•The preceding section does not apply to transactions and changes in ownership pursuant to a pre-arranged trading plan that is approved by the Company and that is designed to comply with Securities and Exchange Commission (SEC) Rule 10b5-1. Additional requirements apply to the adoption and use of pre-arranged trading plans by Section 16 Insiders, and there are additional disclosure obligations. Please refer to the Pre-Arranged Trading Plan Policy and the Pre-Arranged Trading Plan Procedure for more information.

4.3 Authorization to Trade Securities is not Legal, Tax or Financial Advice
1 For purposes of the reporting and other requirements under Section 16 of the Securities Exchange Act and under this procedure, a Section 16 Insider may be deemed to be the beneficial owner of Company Securities held by certain of the Section 16 Insider’s family members or any corporation, limited liability company, partnership, or trust that the Section 16 Insider influences or controls. Questions regarding “beneficial ownership” of Company Securities under Section 16 of the Securities Exchange Act and under this procedure should be directed to the Company’s securities legal counsel.

•You may submit transaction and change in ownership authorization requests to StockPlanAdmin@mckesson.com and allow one business day for a response.
•Authorization from a Company representative for you to trade Securities does not constitute personal legal, tax or financial advice to you.
•The Company’s attorneys represent the Company and its subsidiaries, not individuals. The securities laws are complex, and you should consider seeking advice from your personal legal counsel about your decisions to trade in Securities.
•To avoid inadvertent violations of the Insider Trading Policy Framework and Insider Trading Laws, you should instruct your securities brokers or financial advisors to not make discretionary transactions involving Company Securities without your approval, which could include approval under a plan that complies with the Pre-Arranged Trading Plan Policy and Pre-Arranged Trading Plan Procedure.

4.4 SEC Reporting Obligations
Section 16 Insiders are personally responsible for reporting changes in ownership in Company Securities to the SEC in a timely way, as summarized below.
Forms 3,4 and 5

The Company’s Stock Plan Administration function will assist you with filing your Form 3, 4 and 5 reports with the SEC, subject to your providing the Company with a power of attorney authorizing Company representatives to make those filings on your behalf.

Form 144
•Section 16 Insiders who are control persons subject to SEC Rule 144 are personally responsible for simultaneous public disclosure of market sales of the Company’s common stock.
•The Company’s securities legal counsel will notify you whether you are considered a control person for this purpose.

Fidelity or your stockbroker or financial advisor will assist you with your Form 144 filings with the SEC subject to your providing them with a power of attorney authorizing them to make those filings on your behalf.

4.5 Prohibited Transactions
Certain types of Securities transactions involve a heightened legal risk and/or the appearance of improper or inappropriate conduct. You must refrain from engaging, directly or indirectly, in any of the types of transactions described below related to Company Securities. These constraints are stricter than those described in the Insider Trading Policy and the Insider Trading Procedure.
Trades in Options and Other Derivative Securities	You are prohibited from engaging in transactions in derivative Securities related to the Company, such as publicly traded put or call options for the Company’s common stock. This prohibition does not apply to exercises of stock options granted by the Company.
Hedging Transaction	You are prohibited from engaging in hedging or monetization transactions involving Company Securities, such as prepaid variable forwards, equity swaps, collars, and exchange funds.
Securities Pledges and Margin Accounts	You are prohibited from pledging Company Securities as collateral for a loan, including by holding them in a margin account.
Short Sales
•You are prohibited from engaging in short sales of Company common stock.
•Section 16(c) of the Securities Exchange Act effectively prohibits Section 16 Insiders from engaging in short sales.
•For this purpose, a short sale is one involving securities that you do not own at the time of sale, or, if you own them at the time of sale, that are not delivered to the purchaser within 20 days after the sale or deposited in the mail or other usual channels of transportation within 5 days after the sale.

Short-Swing Trades
•You are prohibited from engaging in short swing transactions involving a purchase or sale of Company common stock in the open market and an opposite-direction open market transaction within the preceding or following six months.
•Section 16(b) of the Securities Exchange Act requires you to disgorge to the Company any gain or avoided loss resulting from prohibited short-swing transactions, and the Company is not permitted to release its claim or provide you an indemnity.
•This is a strict-liability requirement that does not depend on your intent, good faith or lack of MNPI at the time of the transactions.
•This prohibition generally does not apply to shares acquired pursuant to any of the Company’s stock equity plans.

Standing Orders and Limit Orders
•Unless you receive approval from the Company’s securities counsel, you should not place standing orders to purchase or sell Company Securities, such as an order to sell common stock if the market price reaches a set limit.
•Standing orders and limit orders are permitted pursuant to a pre-arranged trading plan that is approved by the Company and that is designed to comply with SEC Rule 10b5-1. For more information, refer to the Pre-Arranged Trading Plan Policy and the Pre-Arranged Trading Plan Procedure.

5. Penalties for Noncompliance
Section 16 of the Securities Exchange Act imposes compliance requirements on you personally and your failure to comply with the Insider Trading Policy Framework, Insider Trading Laws, and other securities laws could result in:

•Civil liability and sanctions; and/or
•Recoupment of trading gains or avoided losses; and/or
•Disciplinary action by the Company up to and including termination of employment.

6. Exceptions
There are no exceptions to this procedure, such as for small transactions, routine transactions or transactions that may seem necessary or justifiable for reasons independent of your awareness of MNPI (such as the need to raise money for an emergency expenditure).

7. Definitions

Company	McKesson Corporation
Insider Trading Policy Framework	Includes the: Code of Conduct; Insider Trading Policy; Designated Insider Policy; Section 16 Insider Policy; Pre-Arranged Trading Plan Policy; and their related procedures. It also includes the Share Repurchase and Sale Policy applicable to the Company itself.
Insider Trading Laws	Federal, state and foreign securities laws that prohibit persons who are aware of MNPI about any company from (i) trading in Securities of that company or (ii) providing MNPI or recommendations based on MNPI to persons who trade Securities based on that information.
Material Information	Information that a reasonable investor likely would consider important in deciding to buy, hold or sell Securities.
Material Non-Public Information (MNPI)	Material Information that has not been Publicly Disclosed.
Publicly Disclosed	The subject company has disclosed all of the Material Information about a topic using methods that are reasonably designed to provide broad, non-exclusionary distribution of the information to the public, and sufficient time has elapsed after disclosure for that information to be broadly disseminated to Securities market participants (generally allowing at least one trading day). Refer to the Fair Disclosure Policy for examples of disclosure methods.
Section 16 Insider	Each non-management director on the Company’s board of directors, and any employee of the Company or any of its business reporting segments, business units and direct and indirect subsidiaries (“affiliates”) who is notified that they have been designated as an “officer” who is subject to Section 16 of the Securities Exchange Act.
Securities	Any type of securities that any company issues, such as common stock, preferred stock, options to purchase stock, convertible debentures and warrants, and any type of derivative securities related to a company’s securities, such as exchange-traded put or call options or swaps, whether or not issued by that company. This term is not limited to Securities related to the Company.

Trading Window Period
A period made available by the Company (also called a trading window or a window period) that generally will:
•Open upon the start of the New York Stock Exchange (NYSE) core trading session (normal start is 9:30 AM EST) immediately following the earlier of (i) the completion of one (whole or shortened) NYSE core trading session after the Company has Publicly Disclosed its quarterly earnings, or (ii) the passage of 24 hours after the Company has Publicly Disclosed its quarterly earnings; and
•Close on the 15th day of the final month of the fiscal quarter, or if that date is not a NYSE regular trading day, then close on the immediately prior NYSE regular trading day.

8. Resources and Related Policies
•Designated Insider Policy •Fair Disclosure Policy •Insider Trading Policy •Pre-Arranged Trading Plan Policy •Section 16 Insider Policy •Stock Ownership Policy

Executive Sponsor	Michele Lau
Procedure Owner	Kirsten Jensen
Enterprise Function	General Counsel Organization
Subcategory	Law Department
Associated Risk & Tier	Regulatory Compliance
Effective Date	June 5, 2023
Last Review Date	May 2, 2024
Last Revision Date	May 2, 2024